UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

VESTIN REALTY MORTGAGE I, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
N/A
	2)	Aggregate number of securities to which transaction applies:
N/A
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A
	4)	Proposed maximum aggregate value of transaction:
N/A
	5)	Total fee paid:
N/A
[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
N/A
	2)	Form, Schedule or Registration Statement No.:
N/A
	3)	Filing Party:
N/A
	4)	Date Filed:
N/A

Vestin Realty Mortgage I, Inc.

NOTICE OF AVAILABILITY OF PROXY MATERIALS
 FOR ANNUAL MEETING TO BE HELD ON JUNE 4, 2009

April 24, 2009

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vestin Realty Mortgage I, Inc., a Maryland corporation (referred to herein as “we”, “our” or the “Company”), will be held on Thursday, June 4, 2009, at 8:30 a.m. Eastern Time at Venable, LLP, 750 E. Pratt, Suite 900, Baltimore, Maryland 21202, for the following purposes:

1.	To elect two directors to serve on our board of directors until the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.
To consider and vote upon the ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as our independent registered public accountants for the fiscal year ending December 31, 2009; and

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Our Board of Directors recommends a vote “FOR” the election of directors and “FOR” the ratification of the appointment of our independent registered public accountants.

Complete proxy materials, consisting of our proxy statement, our annual report for the fiscal year ended December 31, 2008 and the proxy card, are available to you on-line at http://www.stocktrans.com/eproxy/VRMI2009.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

You may vote on-line, by mail or in person.  If you wish to vote on-line, you will need your “Stockholder Control Number” (which can be found in the bottom right hand corner of this notice) and access to the voting web address at http://www.stocktrans.com/eproxy/VRMI2009.  No other personal information will be required in order to vote in this manner.  If you wish to vote by mail, simply print out the proxy card included on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card.  If you wish to vote in person at the Annual Meeting of Stockholders, simply check the box on the proxy card that you plan to attend.  Your proxy card will not be used if you are present and prefer to vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 4, 2009:

(1)           This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

(2)           The Proxy Statement, our annual report for the fiscal year ended December 31, 2008 and proxy card are available at http://www.stocktrans.com/eproxy/VRMI2009.

(3)           If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before May 18, 2009 to facilitate timely delivery.

To request a paper copy of these items or directions to the law offices of Venable LLP should you choose to attend the Annual Meeting of Stockholders and vote in person, either:

•	Call our toll-free number – (866) 360-7311; or
•	Visit our website at http://www.stocktrans.com/eproxy/VRMI2009; or
•	Send us an e-mail at proxynotice@stocktrans.com

Please clearly identify the items you are requesting, our company name, and your name along with the Stockholder Control Number located in the lower right hand corner of this notice and the name and address to which the materials should be mailed.

By Order of the Board of Directors

Michael V. Shustek
Chairman of the Board and Chief Executive Officer